As Filed with the Securities And Exchange Commission on January 5, 2011.

Registration No. 333- ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TECHNIS, INC.

(Name of small business issuer in its charter)

Nevada	7380	27-3828598
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

140 Broadway, 46th Floor

New York, New York 10005

202-858-7583

(Address of principal place of business or intended principal place of business)

Jack Kaye, Chief Executive Officer

Technis, Inc.

140 Broadway, 46th Floor

New York, New York 10005

202-858-7583

(Name, address, and telephone number of agent for service)

Copies to:

Michael Krome, Esq.

Law Offices of Michael Krome

8 Teak Court, Lake Grove

New York 11755

(631) 737-8381

Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

                Large accelerated filer             ☐                                       Accelerated Filer                                 ☐

                Non-accelerated filer                ☐                                       Smaller reporting company               ☒

(Do not check if a smaller reporting company)

Calculation of Registration Fee

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Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock (1) Par Value $.0001 Per Share	4,000,000	$0.05	$200,000	$9.93

(1)     Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION

Dated January 3, 2011

Technis, Inc.

4,000,000 Shares of Common Stock

We are engaged in the commercialization and exploitation of a range Intellectual Property (“IP”) acquired through a shares exchange between Technis, Inc and Montroyal Investments Limited.  We intend to add value by acquiring and consolidating additional technologies.  The prospectus relates to the resale by selling shareholders of 2,000,000 shares of common stock, $0.0001 par value, and 2,000,000 shares of common stock being offered by the Company in a self offering.  Upon the effectiveness of this prospectus, the selling security holders may offer to sell shares of our common stock being offered in this prospectus at a fixed price of $0.05 per share until shares of our common stock are quoted on the OTC Bulletin Board, if ever, and thereafter at prevailing market prices or privately negotiated prices.

We will not receive proceeds from the sale of shares of our common stock by us in previous transactions.  We will receive the proceeds deriving from the sale of 2,000,000 additional shares to the public assuming all the securities are purchased.

Our common stock is not traded on any exchange or in the over-the-counter market.  After the date of this prospectus, we expect to have an application filed with the FINRA for our common stock to be eligible for trading on the OTC Bulletin Board.

The Securities offered hereby involve a high degree of risk.

See “Risk Factors” beginning on page 5.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required.  You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is January 3, 2011

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

TECHNIS, INC.

You may only rely on the information contained in this prospectus or that we have referred you to.  We have not authorized anyone to provide you with different information.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement contain forward-looking statements.  We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as “may,” “should,” “expect,” “plan,” “could,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or similar terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements.

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PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “RISK FACTORS” section, the financial statements and the notes to the financial statements.  We conduct our business operations through, Technis, Inc. a Nevada corporation (“Technis”).  As used hereinafter in this prospectus, the terms “Technis,” “we,” “us,” or “our” refer to Technis, Inc.

Technis, Inc.

Technis, Inc. was formed as a Nevada corporation on September 15, 2010.  We are a development stage corporation formed to acquire, consolidate, and exploit IP lines.  To date, we have completed our first acquisition from Montroyal Investments Limited of a portfolio of IP that represents two distinct products represented by Beach Guard and MiData.

On September 17, 2010, in consideration for 2,000,000 shares of Technis, Inc. common stock, we acquired from Montroyal Investments Limited the IP for Beach Guard and MiData which are proprietary technologies that allows for the surveillance of beaches through a wireless integration system.  MiData is a social integrating soft ware application suitable for use in mobile phones and wireless desk top.

Since its inception, Technis, Inc. has incurred losses and is expected to incur losses for the foreseeable future.  For the fiscal year ended November 30, 2010, Technis, Inc. incurred a net loss of $774.  As a result of the foregoing, our independent auditors, in their report covering our financial statements for the period ended November 30, 2010, stated that our financial statements were prepared assuming that Technis, Inc would continue as a going concern, and that there were doubts about our ability to continue as a going concern.

Our principal executive offices are located at 140 Broadway, 46th Floor, New York, New York 10005 our telephone number is 202-858-7583.  We are a Nevada corporation.  We do not believe our current cash reserves will allow us to remain in business for the next 12 months.  We intend to utilize our securities in connection with any acquisition.  We cannot guarantee that we will in any way succeed in identifying such targets or entering definitive agreements with such targets.

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The Offering

Common stock outstanding before the offering	12,000,000 shares
Common stock offered by selling stockholders and the Company

4,000,000 shares of common stock, of which 2,000,000 are being offered by the Selling Shareholders and 2,000,000 by the Company in a direct offering.  This number represents 33% of our issued and outstanding shares.

Use of proceeds

We will not receive any proceeds from the sale of the common stock by the selling stockholders.  Subject to public interest the Company will receive up to $100,000 from the sale of the additional 2,000,000 shares.

Market for the common shares

There is no public market for our common shares.  We intend to have a market maker file an application on our behalf with FINRA to have our common stock quoted on the OTC Bulletin Board.  There is no assurance that a trading market will develop, or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Risk Factors	The purchase of our common stock involves a high degree of risk. You should carefully review and consider “Risk Factors” beginning on page 5.

The above information regarding common stock to be outstanding after the offering is based on 12,000,000 shares of common stock outstanding as of the date of this prospectus.

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Transactions being Registered in this Prospectus

In September 2010, we agreed to issue 2,000,000 shares of common stock for IP and technology.  As of December 29, 2010, such shares had not been issued.

RISK FACTORS

You should carefully consider the risks described below as well as other information provided to you in this document, including information in the section of this document entitled “Information Regarding Forward Looking Statements.” The risks and uncertainties described below are not the only ones facing our Company.  Additional risks and uncertainties not presently known to our Company or that our Company currently believes are immaterial may also impair our business operations.  If any of the following risks actually occur, our businesses, financial condition or results of operations could be materially adversely affected, the value of our common stock could decline, and you may lose all or part of your investment.

As a start-up or development stage company, an investment in our Company is considered a high-risk investment whereby you could lose your entire investment.

We have just commenced operations and, therefore, we are considered a “start-up” or “development stage” company.  We will incur significant expenses in order to implement our business plan.  As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its development stage, many of which are beyond our control, including unanticipated developmental expenses, inventory costs, employment costs, and advertising and marketing expenses.  We cannot assure you that our proposed business plan as described in this prospectus will materialize or prove successful, or that we will ever be able to operate profitably.  If we cannot operate profitably, you could lose your entire investment.

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

Technis, Inc. was formed on September 15, 2010 and has incurred net losses amounting to $774.  Because of these conditions, we will require additional working capital to develop our business operations.  We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development.  We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future.  If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations.  If we are forced to cease operations, investors will lose the entire amount of their investment.

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Our working capital is limited in that we have no cash reserves and we will likely need to raise capital through debt or equity offerings to obtain cash reserves.

We have no working capital on hand.  Therefore, our ability to continue operations and operate as a going concern is wholly contingent on our ability to raise capital through debt or equity offerings.  If adequate funds are not available or are not available upon acceptable terms, we may not be able to fund our expansion, develop our marketing plans or respond to competitive pressures.  Such inability could have a material adverse effect on our business, results of operations and financial condition.  As of this date, we have generated a net loss and there can be no assurance that income will be forthcoming in the future.  Completion of this offering will not address our working capital concerns since this offering is made on behalf of selling security holders.  We will not realize any proceeds from this offering.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing and which may force us to cease operations.

In their report dated December 29, 2010, our independent auditors stated that our financial statements for the year ended November 30, 2010, were prepared assuming that we would continue as a going concern, and there was doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations and cash flow deficiencies since our inception.  We will continue to experience net losses.  Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible.  If we are unable to continue as a going concern, you may lose your entire investment.

The loss of Jack Kaye, executive officer, or our inability to attract and retain qualified personnel could significantly disrupt our business.

We are wholly dependent, at present, on the personal efforts and abilities of Jack Kaye, our executive officer.  The loss of services from Mr. Kaye will disrupt, if not stop, our operations.  In addition, our success will depend on our ability to attract and retain highly motivated, well-educated specialists to our staff.  Our inability to recruit and retain such individuals may delay implementing and conducting our business, and or result in high employee turnover, which could have a materially adverse effect on our business or results of operations once commenced.  There is no assurance that personnel of the caliber that we require will be available.

Because we have no operating history, we may not be able to successfully manage our business or achieve profitability and it will be difficult for you to evaluate an investment in our stock and you may lose your entire investment.

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We were formed September 15, 2010, and we subsequently acquired through an exchange of our common stock, certain specific IP Rights to MiData and Beach Guard from Montroyal Investments Limited.  Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise.  We have no operating history upon which you may evaluate our operations and prospects.  Our limited operating history makes it difficult to evaluate our likelihood of commercial viability and market acceptance of our products.  Our potential success must be evaluated in light of the problems; expenses and difficulties frequently encountered by new businesses in general.

Our business model of acquiring and operating IP software in this area is unproven and there is no guarantee that such operations will become profitable.

There can be no assurance that the implementation of any such a plans to market the products in selected areas will be successful, or that the implementation of the overall business plan developed by management will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability.  Failure to properly develop our plan of expansion will prevent the Company from generating meaningful product sales.  The successful integration of the management and staff or the hiring of new management or staff will be important to the future operations of the Company.  Substantial difficulties could be encountered, including the following:

  The loss of key employees and customers;
  The disruption of operations and business;
  Unexpected problems with costs, operations and personnel;
  Problems with the assimilation of new operations, sites, and personnel, which could divert resources from operations;
  Severe technical flaws in the IP;
  Severe economic disruption impacting purchasing power in the general population

Competition may adversely affect our operations and financial results.

The business of IP Rights in computerized systems is highly competitive with respect to price, service, location, and quality, and is often affected by changes in consumer tastes, economic conditions, and population and traffic patterns.  The Company competes within each market with established businesses as well as national and regional chains, some of which have substantially more resources and globally recognized brand names and greater financial resources and longer operating histories than the Company.  There is active competition for management personnel and potential outlets for similar products.

Our sales volumes are potentially seasonal in respect of Beach Guard.

Sales volumes in respect of Beach Guard are likely to be seasonal as beaches tend not to be utilized to any extent in the winter months in any given location.  However, it is possible that certain locations will decide to have beach safety coverage all year round.  This is particularly true of locations in Florida, other Southern States and foreign tropical beaches.  In the future, the management will also seek to market overseas in locations such as South Africa and Australia.  These countries being in the Southern Hemisphere open up the potential for the Company to have year round sales.

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Our sales volumes will not be seasonal in respect of MiData.

The sale of social integrators and applications for cell phones is not a seasonal business.  However, the target market is currently dominated by such well-known providers as Face Book, Bebo, and My Space, which are well-established and trusted brands.  Set against this MiData will simply be competing in a highly competitive market place.

Jack Kaye, our Director and executive officer, will only devote approximately 25 hours per week to our business due to his involvement in other business interests.

Jack Kaye our Director and executive officer will only be involved with our Company on a part time basis committing only approximately 25 hours per week.  As such, we may not be able to take advantage of acquisition or other expansion opportunities due to his limited involvement.

Jack Kaye will continue to influence matters affecting our Company after this offering, which may conflict with your interests.

Jack Kaye a Director and executive officer of our Company beneficially own approximately 60% of the outstanding shares of common stock of our Company.  Mr. Kaye and Mr. Smith will continue to influence the vote on all matters submitted to a vote of our stockholders as collectively they control 60% of the Company’s common stock, including the election of Directors, amendments to the certificate of incorporation and the by-laws, and the approval of significant corporate transactions.  This consolidation of voting power could also delay, deter or prevent a change-in-control of our Company that might be otherwise beneficial to stockholders.

Risks Relating to Our Common Shares

There Is No Public (Trading) Market For Our Common Stock And There Is No Assurance That The Common Stock Will Ever Trade On A Recognized Exchange Or Dealer’s Network; Therefore, You May Not Be Able To Sell Your Shares.

There is no established public trading market for our securities.  Hence, there is no central place, such as a stock exchange or electronic trading system, to resell your common stock.  If you want to resell your shares, you will have to locate a buyer and negotiate your own sale.  It is our plan to utilize a market maker who will apply to have our common stock quoted on the Over-the-Counter Bulletin Board in the United States.  Our shares are not and have not been listed or quoted on any exchange or quotation system.  There can be no assurance that a market maker will agree to file the necessary documents with the FINRA, which operates the Over-the-Counter Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained.  In the absence of a trading market, an investor will be unable to liquidate his investment except by private sale.

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Should Our Stock Become Listed On The OTC Bulletin Board, If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board Which Would Limit The Ability Of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market.

Companies trading on the Over-The-Counter Bulletin Board, such as us we are seeking to become, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board.  If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board.  As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.  In addition, we may be unable to be re-listed on the OTC Bulletin Board, which may have an adverse material effect on our Company.

Once Publicly Trading, The Application Of The “Penny Stock” Rules Could Adversely Affect The Market Price Of Our Common Shares And Increase Your Transaction Costs To Sell Those Shares.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

  that a broker or dealer approve a person’s account for transactions in penny stocks; and
  the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

  obtain financial information and investment experience objectives of the person; and
  make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

  sets forth the basis on which the broker or dealer made the suitability determination; and
  that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders, which we previously issued to the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

Shares Beneficially Owned Prior to the Offering (1)(2)	Shares Beneficially Owned After the Offering (1)(2)

Name (3)	Number	Percent	Total Shares Registered	Number	Percent
Montroyal Investments Limited	2,000,000	17%	2,000,000	- 0 -	- 0 -

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 (1)  This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus.  Shareholders are not required to sell their shares.

(2) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days.  The percentage of shares owned by each selling stockholder is based on a total outstanding number of 14,000,000 as of the date of this prospectus.

(3) All of the selling shareholders have not had a material relationship with us other than as a shareholder at any time within the past two years, has ever been one of our officers or Directors and is not a broker-dealer or affiliated with a broker-dealer.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market.  If our shares become quoted on the Over-The-Counter Bulletin Board, sales will be made at prevailing market prices or privately negotiated prices.  Other than the 4,000,000 shares being registered pursuant to this prospectus, we have not agreed to register any shares of our common stock under the Securities Act for sale by stockholders.  As of the date of this prospectus, we have 12,000,000 shares of common stock issued and outstanding and approximately 3 stockholders of record of our common stock.  We appointed Manhattan Stock Transfer, Inc., 57 Eastwood Rd., Miller Place, NY, as transfer agent for our shares of common stock.

Dividend Policy

Our payment of dividends, if any, in the future rests within the discretion of the Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors.  We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.  There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.  However, if we enter into an agreement for debt financing in the future we may be restricted from declaring dividends.

Equity compensation plan information

The Company does not have any compensation plans authorized at the present time.

DESCRIPTION OF BUSINESS

History of the Company

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Technis Inc was formed on September 15, 2010.  On September 17, 2010, we acquired the Intellectual Property rights to certain software IP known as MiData and Beach Guard from Montroyal Investments Limited for the consideration of 2,000,000 shares of the Company’s common stock.  The value of the exchange was $1,361,000.

Business Description

We were formed in September 2010, to exploit and develop IP Rights, which form the basis of the MiData and Beach Guard products.

MiData is a Data Interchange system that allows users to send or receive contact details using mobile telephones rather than the computer based internet system.  This is done by texting a keyword to a short code number at the recipient end.  This enables the easy exchange of small bites of information such as personal or business details without access to a computer.  Whilst there are competitors such as Face Book and Twitter and My Space in this field both those systems require access to and use of a computer.  As far as we are aware, there are currently no competitors in this field where only access to a mobile telephone is required.

Technis will concentrate marketing MiData with potential partners in the mobile telephone field.  It is anticipated that there is potentially a very large market for a social networking product that does not require the use of a computer modem but merely a normal mobile telephone.

The Company intends to seek agreements with the major mobile telephone servers both in the United States and worldwide which would open a potentially enormous market for the product.  The Company is of the view that the concept of social networking by electronic means is already widespread throughout the world using internet-based systems.  In many countries of the Third World, access to computers by the general public are severely limited both by cost and infrastructure constraints.  However, mobile telephones are increasingly easily available throughout the world.  In South Africa, for example systems are in place where many people conduct all their online banking by means of mobile telephones.  These systems can easily accommodate MiData which would enable its users to achieve all the benefits of social interchange without access to a computer.  This will be especially relevant to Third world countries where very many people do not have the resources to purchase and run computers even if the infrastructure exists to service them.  Even where such facilities are available MiData would both enhance and compliment such systems by enabling current users to continue using such facilities even when away from their computers.

Beach Guard is a safety system that allows surveillance and protection of large public beach areas through a chain of wireless enabled assistance points.  Each point is linked to a central control which can be either a fixed PC or laptop.  Each point consists of a telephone for help and assistance together with an optional Zoom, tilt and pan camera and WiFi transceiver coupled with a warning flag point for displaying current swimming conditions.  All points are battery powered with top up from solar panels.  All points are completely transportable, breaking down into 4 sections for ease of movement and assembly.  The points can be erected 200 meters apart and electronically chained together to ensure maximum coverage of the beach area.  As Beach Guard operates using windows software operating systems, it is wholly compatible with the majority of PC’s and laptops.  Optional interconnectivity to the internet allows for secure encrypted remote distance monitoring where and when required.

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Technis plans to concentrate on partnering with safety agencies and rescue services that are responsible for beach safety in their areas nationwide.  Beaches may be small, large, infrequently or frequently used.  Some beaches will have a predominance of child bathers especially in the vacation periods or in popular resorts.  Here safety is paramount and Beach Guard gives a unique opportunity for the rescue services to maximize their resources where they are most needed as the operators of the control point can identify where real and potential hazards have arisen.

The Company intends to enter into service agreements with various beach operators and owners and safety services nationwide.  Including the leases associated with the stores.  In sum, our keys to success are:

  careful attention to locations by using economic and demographics variables;
  attainment of our expansion goals; and
  executing retail marketing program.

 Data Interchange Overview

At the present time, all Data Interchange systems require a computer, PC or laptop and an internet connection to function.  MiData simply requires a standard mobile telephone.  The system will therefore allow social interchange between non-computer users as well as computer users when away from their computers and on the move.  Potential is seen here both for social and business use.  Our competitors are established brand names such as Face Book, Bebo and My Space and all these systems can be accessed through the new generations of Blackberry and I-Phone which as a whole are premium phone system and unlikely to be widely available in the Third World.  MiData is designed to be applicable to the rudimentary prepaid or low cost cell phones used in Third World countries.  This offers the Company a growing market of captive users who will be marketed too and used on an affinity system to sell local branded products too.

Beach Safety

At present most if not all public beaches will have some form of lifeguard beach safety system in place.  This normally will consist of lifeguards in strategically placed towers together with regular beach patrols.  The Beach Guard system will in effect economize on manpower and effort as the central control will be able to direct the relevant rescue services to the area required as soon as the system identifies the danger.  For private beaches, owners will be able to have a secure safety system controlled from their house or other suitable venue and in doing so will enhance the safety of their guests especially children.

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Seasonality

Beach Guard will of course primarily be utilized on a seasonal basis when beaches are in frequent use.  It will of course be able to operate all year round and will enhance the safety of beach walkers even in their winter season.  There is always potential danger from the sea such as freak waves but all these types of occurrence will be noticed by Beach Guard.  Moreover, certain states such as Florida effectively have an all round beach season and as such would utilize Beach Guard throughout the year.  Additionally it is the Company’s long-term strategy to market Beach Guard in the Southern Hemisphere, which would provide all year round sales in any event.

Competition

Other systems offering beach protection do exist but their applications appear to be of limited scope.  The nearest competition identified was using a similar technology application to track the movements of the household pet cat.  Similar applications are used in Europe in the form of a virtual fence although through exhaustive searching we have not identified a similar application for beach safety.

Description of Property

Technis, Inc.  has its executive offices at 140 Broadway, 46th Floor, New York, New York 10005.  Phone number is 202-858-7583.  The space is sufficient for the needs of Technis for the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward-Looking Statements

We may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus and other filings with the Securities and Exchange Commission, reports to our stockholders and news releases.  All statements that express expectations, estimates, forecasts, or projections are forward-looking statements within the meaning of the Act.  In addition, other written or oral statements which constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “may,” “should,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions which are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in or suggested by such forward-looking statements.  We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Important factors on which such statements are based are assumptions concerning uncertainties, including but not limited to uncertainties associated with the following:

14

(a) volatility or decline of our stock price;

(b) potential fluctuation in quarterly results;

(c) our failure to earn revenues or profits;

(d) inadequate capital and barriers to raising the additional capital or to obtaining the financing needed to implement its business plans;

(e) inadequate capital to continue business;

(f) changes in demand for our products and services;

(g) rapid and significant changes in markets;

(h) litigation with or legal claims and allegations by outside parties; and

(i) insufficient revenues to cover operating costs.

You should read the following discussion and analysis in conjunction with our financial statements and notes thereto, included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.  Such discussion represents only the best present assessment of management.

PLAN OF OPERATION

Overview

Technis Inc is a corporation is engaged in the ownership, operation, and development of electronic products utilizing IP which are owned by the Company.  In particular, it is seeking to develop and market a social integrator with specific application to the cell phone market.  Our business plan calls for us to use our stock as a currency to make acquisitions in the IP sector of the technology market.  As IP is viewed as early stage, it is cheaper to acquire and by using our stock as a currency, we are able to focus our limited cash resources on commercializing the acquired IP.  By making a series of small acquisitions, we are able to fully develop the acquired IP and then either sell it to a better-capitalized competitor at a profit or license to the industry.

Milestones

There are specific milestones - and steps to achieving each milestone - to our business.  As our strategy is focused on acquisitions utilizing our securities in connection with our acquisitions, our first milestone is establishing our Company as a reporting company with the SEC and having our shares of common stock traded on the Over the Counter Bulletin Board.  We believe this will improve our ability to utilize our securities as consideration when seeking to acquire various targets.  We believe we may expend on an additional $10,000 to $15,000 on this process as we have retained attorneys and auditors in connection with such work.  We believe we will be trading on the Over the Counter Bulletin Board within the next 12 months although we cannot provide any guarantee.  An additional milestone will be the establishment of a web site for conducting sales, providing a marketable presence and for our potential targets to visit and review.  We expect the cost for such web site will be approximately $5,000 as we intend to engage third party consultants to perform the required work.  We expect to focus our efforts on the development of the web site after we have commenced trading on the Over the Counter Bulletin Board and believe it will take approximately six weeks to develop.  Finally, during the final quarter of this year, our executive officer intends to commence reviewing opportunities for acquisition.  We expect the costs for such activities during the next 12 months to be limited as our sole executive officer will conduct all such negotiations and due diligence .

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Events and Uncertainties that are critical to our business

We have had limited operations and like all new businesses face certain uncertainties, including expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and management’s potential underestimation of initial and ongoing costs.  We have had little or no revenues since our inception.  There is no guarantee that we will be able to generate sufficient sales to make our operations profitable.  We may continue to have little or no sales and continue to sustain losses in the future.  If we continue to sustain losses, we will be forced to curtail our operations and go out of business.  Our success depends in a large part on our ability to identify successful acquisitions that will accept our common stock as payment for the proposed acquisition.  Because of lack of funding, we are unable to hire a dedicated team of analysts and market experts to identify prime acquisition targets.

The Company expects to incur operating losses until it generates significant revenues from its business activities.  As a result, the Company believes that period-to-period comparisons of its results of operations will not necessarily be meaningful and should not be relied upon as any indication of future performance.

Proposed Acquisitions

At present the Company’s main focus is to create a public market for equity and develop the two IP currently acquired by Technis, Inc.  We believe that once that is successful we will seek acquisitions in the same sector that are complimentary to Beach Guard and MiData.

Critical Accounting Policies

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

16

The following accounting policies are critical in fully understanding and evaluating our reported financial results:

Accounting for Stock-Based Compensation

We account for our stock options and warrants using the fair value method promulgated by FASB ASC 718 “Compensation – Stock Compensation” which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services.  Therefore, our results include non-cash compensation expense as a result of the issuance of stock options and warrants and we expect to record additional non-cash compensation expense in the future.

Inflation

The impact of inflation on the costs of our Company, and the ability to pass on cost increases to its customers over time is dependent upon market conditions.  We do not anticipate that inflationary factors will have a significant impact on future operations.

Off-Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding our sole executive officers and Director.

Name	Age	Position
Jack Kaye	58	Chief Executive Officer, Chief Financial Officer, President, Director
Steve Smith	47	Secretary

Set forth below is a biographical description of the sole executive officer and Director based on information supplied by each of them.

Jack Kaye

Mr. Kaye has been our Chief Executive officer, Chief Financial Officer and Director since inception.  He is also currently Chief Executive and founder of Technis International Plc, a UK publicly quoted technology concern.  With over 25 years of experience in Telecommunications, Jack Kaye established of one of the first mobile phone network resellers in 1984 - his company was eventually sold to Hutchison Whampoa and formed the basis of what is now the Orange mobile phone network in the UK.  He has also had substantial involvement in fixed line telecommunication companies, including 24Talk which was sold to OneBill Telecom in 2005.  He has a history of developing a number of successful mobile and other applications, including a mobile data transfer solution which was sold to BeamIt Technologies in 2005 and a mobile software payment solution for a European Debit Card Company.

17

Steven Smith

Mr. Steven Smith is currently and has been since 2005 Chief Operating Officer of Technis International Plc a publicly quoted company and also Founder and Managing Director of Professional IT, a specialist software company.  Steven founded Professional IT in 1999 and is the Company Managing Director.  He has been involved in the same day, international and overnight Ground Transport market since 1979.  He entered this market as a dispatch rider, and went on to create one of the most successful same day courier companies of the 1980s and subsequently sold it in 1990.

Prior to forming Professional IT, Steven was Chairman of The Dispatch Association and has held directorships with private courier companies in London.  In 1999, he formed Professional IT in order to fill the void left by the collapse of a major software supplier to the industry.

Professional IT provides supporting systems and services to many of the companies Steven has been involved with over the years.  As an entrepreneur, his motivation in forming Professional IT was the opportunity to apply his operational expertise to IT systems.  This new direction, quickly gained him a leading reputation in system supply and implementation.

CODE OF ETHICS

We adopted a Code of Ethics and Business Conduct for Officers, Directors and Employees that applies to all of the officers, Directors and employees of our Company.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jack Kaye	2010	--	--		$(2)	--	--	--	--		$(2)
Steve Smith	2010	--	--	--		--	--	--	--	--

(1)	Executive officer and Director.
(2)	Represents the 9,000,000 shares of common stock Mr. Kaye, and the 1,000,000 shares of common stock received by Mr. Smith for services in forming the Company.

OUTSTANDING EQUITY AWARDS

No other named executive officer has received an equity award.

DIRECTOR COMPENSATION

We do not pay Directors compensation for their service as Directors.

Employment and Other Agreements

We have not entered into any employment agreement as of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Common Stock Beneficially Owned (1)	Percentage of Common Stock (1)
Jack Kaye	9,000,000	75%

Steve Smith	1,000,000	8.33%

All officers and Directors as a group (2 person)	10,000,000	83.33%

 (1) Beneficial ownership is determined in accordance with the Rule 13d-3(d) (1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities.  Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

(2) Officer and/or Director of the Company.

PLAN OF DISTRIBUTION

Selling Security Holders Distribution

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise.  Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices.  Our common stock is not traded on any exchange or in the over-the-counter market.  After the date of this prospectus, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to be eligible for trading on the OTC Bulletin Board.  Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a price of $0.05 per common share.  Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

•         ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•         privately negotiated transactions;

•         market sales (both long and short to the extent permitted under the federal securities laws);

•         at the market to or through market makers or into an existing market for the shares;

•         through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and

•         a combination of any of the aforementioned methods of sale.

2

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares.  In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate.  Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.  Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share.  Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder.  Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above.  Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions.  In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.  The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers.  Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time.  Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction.  We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers.  To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M.  All of the foregoing may affect the marketability of the common stock.

3

All expenses of the registration statement including, but not limited to, legal, accounting, printing, and mailing fees are and will be borne by us.  Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold by the selling security holder under Rule 144 rather than pursuant to this prospectus.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 500,000,000 shares of common Stock, par value $0.0001, and 5,000,000 shares of preferred stock.  As of the date of this prospectus, there were 12,000,000 shares of common stock outstanding and no shares of preferred stock outstanding.  Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available.  Upon the liquidation, dissolution, or winding up of our Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock.  Holders of common stock have no preemptive, subscription, redemption, or conversion rights.  The outstanding shares of common stock are validly issued, fully paid and non assessable.

We appointed Manhattan Transfer Registrar Company of 57 Eastwood Road, Miller Place, New York 11764 as transfer agent for our shares of common stock.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Directors and executive officers are indemnified as provided by the Nevada General Corporation Law and the Company’s Bylaws.  Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a Director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a Director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a Director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford Directors and officer’s protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a Director or officer.  As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against Directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions.  The provision, however, does not alter the applicable standards governing a Director’s or officer’s fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

4

The Nevada Revised Statutes Act (the “Nevada Act”) permits a Nevada  corporation to  indemnify a present or former  Director or officer of the  corporation  (and certain  other  persons  serving at the  request of the  corporation  in related capacities) for  liabilities,  including  legal  expenses,  arising by reason of service in such  capacity if such person shall have acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best  interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct  was  unlawful.  However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such Director or officer shall have been adjudged liable, except in certain limited circumstances.  Our  Articles  of Incorporation  provide that we shall indemnify  Directors and executive officers to the  fullest  extent  now or  hereafter  permitted  by the  Nevada  Act.  The indemnification  provided by the Nevada Act and our Articles of Incorporation is not  exclusive  of any  other  rights  to which a  Director  or  officer  may be entitled.  The general effect of the foregoing provisions may be to reduce the circumstances which an officer or Director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any Director or officer that may cover claims for which we could not indemnify such person.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for Technis, Inc by the Law Offices of Michael S Krome, Esq. and no party to the law practice owns any of the common stock of Technis, Inc

EXPERTS

The financial statements of Technis, Inc as of November 30, 2010, appearing in this prospectus and registration statement have been audited by Etania Audit Group P.C., an independent registered public accounting firm, as set forth on their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

5

WHERE YOU CAN FIND MORE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act.  We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus.  The prospectus is part of the registration statement, and, as permitted by the SEC’s rules, does not contain all of the information in the registration statement.  For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement.

In addition, after the effective date of this prospectus, we will be required to file annual, quarterly, and current reports, or other information with the SEC as provided by the Securities Exchange Act.  You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC 100 F Street, N.E, Washington, D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.  Our SEC filings are also available to the public through the SEC internet site at http://www.sec.gov.

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TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

F-5

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Technis, Inc.:

We have audited the accompanying balance sheet of Technis, Inc. (a Nevada corporation in the development stage) as of November 30, 2010, and the related statements of operations, stockholders’ equity, and cash flows for the period ended November 30, 2010, and cumulative from inception (September 15, 2010) through November 30, 2010.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technis, Inc. as of November 30, 2010, and the results of its operations and its cash flows for the period ended November 30, 2010, and cumulative from inception (September 15, 2010) through November 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs.  As such, it has incurred an operating loss since inception.  Further, as of November 30, 2010, the cash resources of the Company were insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plan regarding these matters is also described in Note 2 to the financial statements.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Etania Audit Group P.C.

Cedar City, Utah,

December 29, 2010.

F-5

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET (NOTE 2)
AS OF NOVEMBER 30, 2010

ASSETS

2010
Current Assets:
Cash in bank	$ -

Total current assets	-

Property and Equipment:
Intellectual Property - Software applications	1,361,000

1,361,000
Less - Accumulated amortization	-

Net property and equipment	1,361,000

Other Assets:
Deferred offering costs	61,082

Total other assets	61,082

Total Assets	$ 1,422,082

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accrued liabilities	53,362
Due to officer and Director	8,925
-
Total current liabilities	62,287

Total liabilities	62,287

Commitments and Contingencies

Stockholders' Equity:
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, par value $0.001 per share, 500,000,000 shares authorized;
no shares issued and outstanding	-
Common stock unissued - 2,000,000 shares	1,361,000
Other accumulated comprehensive (loss)	(431)
(Deficit) accumulated during the development stage	(774)

Total stockholders' equity	1,359,795

Total Liabilities and Stockholders' Equity	$ 1,422,082

F-5

The accompanying notes to financial statements are

an integral part of this balance sheet.

F-5

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS (NOTE 2)
FOR THE PERIOD ENDED NOVEMBER 30, 2010,
AND CUMULATIVE FROM INCEPTION (SEPTEMBER 15, 2010)
THROUGH NOVEMBER 30, 2010

	Period Ended	Cumulative
	November 30,	From
	2010	Inception

Revenues	$ -	$ -

Expenses:
General and administrative-
Registered agent fees	99	99
Legal fees - Incorporation costs	675	675

Total general and administrative expenses	774	774

(Loss) from Operations	(774)	(774)
-
Other Income (Expense)	-	-

Provision for income taxes	-	-

Net (Loss)	$ (774)	$ (774)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$ -

Weighted Average Number of Common Shares
Outstanding - Basic and Diluted	-

The accompanying notes to financial statements are

an integral part of these statements.

F-5

TECHNIS, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS' EQUITY (NOTE 2)
FOR THE PERIOD FROM INCEPTION (SEPTEMBER 15, 2010)
THROUGH NOVEMBER 30, 2010

							(Deficit)
						Other	Accumulated
					Common	Accumulated	During the
	Preferred Stock		Common stock		Stock	Comprehensive	Development
Description	Shares	Amount	Shares	Amount	Unissued	(Loss)	Stage	Totals

Balance - September 15, 2010	-	$ -	-	$ -	$ -	$ -	$ -	$ -

Common stock unissued - 2,000,000 shares	-	-	-	-	1,361,000	-	-	1,361,000

Foreign currency adjustment	-	-	-	-	-	(431)	-	(431)

Net (loss) for the period	-	-	-	-	-	-	(774)	(774)

Balance - November 30, 2010	-	$ -	$ -	$ -	$ 1,361,000	$ (431)	$ (774)	$ 1,359,795

The accompanying notes to financial statements is

an integral part of this statement.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS (NOTE 2)

FOR THE PERIOD ENDED NOVEMBER 30, 2010

AND CUMULATIVE FROM INCEPTION (SEPTEMBER 15, 2010)

THROUGH NOVEMBER 30, 2010

	2010	Inception

Operating Activities:
Net (loss)	$ (774)	$ (774)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Changes in assets and liabilities-
Accrued liabilities	53,362	53,362

Net Cash Provided by Operating Activities	52,588	52,588

Investing Activities:
Purchase of property and equipment	-	-

Net Cash (Used in) Investing Activities	-	-

Financing Activities:
Deferred offering costs	(61,082)	(61,082)
Due to officer and Director	8,925	8,925

Net Cash (Used in) Financing Activities	(52,157)	(52,157)

Impact of Foreign Currency on Cash Flows	(431)	(431)

Net Increase (Decrease) in Cash	-	-

Cash - Beginning of Period	-	-

Cash - End of Period	$ -	$ -

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$ -	$ -

Income taxes	$ -	$ -

Additional Supplemental Disclosure of Cash Flow Information:

Effective September 17, 2010, the Company effected the acquisition of a portfolio of IP from
Montroyal Investments Limited, a related party entity, through the exchange of 2,000,000 shares of its common stock. The value of the nonmonetary transaction was $1,361,000.
As of December 29, 2010, the shares of common stock had not been issued.

The accompanying notes to financial statements are

an integral part of these statements.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

(1)        Summary of Significant Accounting Policies

   General Organization and Business

Technis, Inc. (“Technis” or the “Company”) is a Nevada corporation in the development stage.  The Company was incorporated under the laws of the State of Nevada on September 15, 2010.  The business plan of Technis is to acquire, consolidate, and exploit technology related to intellectual property (“IP”) lines.  More specifically, effective September 17, 2010, Technis completed its first acquisition of a portfolio of IP from Montroyal Investments Limited, a related party entity, consisting of two distinct products known as Beach Guard, and MiData, through the exchange of 2,000,000 shares of its common stock which will be issued prior to the filing of a Registration Statement on Form S-1 with the SEC.  As of December 29, 2010, the shares of common stock related to the exchange had not been issued.  Beach Guard is a proprietary technology that allows for the surveillance of beaches through a wireless integration system.  MiData is also a proprietary technology that is a socially integrating software application suitable for use in mobile phone and wireless desktop computers.  The accompanying financial statements of Technis, Inc. were prepared from the accounts of the Company under the accrual basis of accounting.

In 2010, Technis commenced a capital formation activity to effect a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”), to register, on behalf of a selling stockholder (a subscription holder as of November 30, 2010), 2,000,000 shares of common stock of the Company.  None of the proceeds from sale of such shares will be provided to the Company.  In addition, through the same S-1 Registration Statement, the Company intends to raise capital of up to $100,000 from a self-underwritten offering of 2,000,000 shares of newly issued common stock in the public markets at an offering price of $0.05 per share.  The Company is currently in the process of preparing the Registration Statement on Form S-1, and has not yet filed it with the SEC.

   Cash and Cash Equivalents

For purposes of reporting within the statements of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid investments instruments purchased with a maturity of three months or less to be cash and cash equivalents.

   Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations.  It plans to realize revenues from product sales when the products are delivered to customers, and collection is reasonably assured.  For product support and product software updates, Technis plans to realize revenues when completion of services have occurred, provided there is persuasive  evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

   Costs of Computer Software Developed or Obtained for Internal Use

Under ASC 350-40, Internal Use Software, the Company capitalizes external direct costs of materials and services consumed in developing or obtained internal-use computer software, payroll, and payroll-related costs for employees who are directly associated with and who devote time to internal-use computer software project; and, interest costs related to loans incurred for the development of internal-use software.  As of November 30, 2010, the Company had not undertaken any projects for the development of software for internal use.

   Costs of Computer Software to be Sold or Otherwise Marketed

Under ASC 985-20, Cost of Software to Be Sold, Leased or Marketed, the Company capitalizes costs associated with the development of certain software products held for sale when technological feasibility is established.  Capitalized computer software costs of products held for sale are amortized over the useful life of the products from the software release date.  As of September 17, 2010, the Company completed its first acquisition of a portfolio of IP from a related party through a nonmonetary exchange of its common stock.  The transaction was valued under Staff Accounting Bulletin Topic 5G, “Transfers of Nonmonetary Assets by Promoters and Shareholders” at the historical cost to develop of $1,361,000.

   Impairment of Long-Lived Assets

The Company evaluates the recoverability of long-lived assets and the related estimated remaining lives at each balance sheet date.  Technis records an impairment or change in useful life whenever events or changes in circumstances indicate that the carrying amount may not be recoverable or the useful life has changed.  For the period ended November 30, 2010, no events or circumstances occurred for which an evaluation of the recoverability of long-lived assets was required.

   Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period.  Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  There were no dilutive financial instruments issued or outstanding for the period ended November 30, 2010.

F-11

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

   Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed.  At the time of the completion of the offering, the costs are charged against the capital raised.  Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.  As of November 30, 2010, Technis had $61,082 in deferred offering costs.

  Income Taxes

Income taxes are provided in accordance with FASB ASC 740, Income Taxes.  Under FASB ASC 740-10-25, deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes.  The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets.  Technis establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period.  Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset.  Any change in the valuation allowance will be included in income in the year of the change in estimate.

   Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods.  Considerable judgment is required in estimating fair value.  Accordingly, the estimates of fair value may not be indicative of the amounts Technis could realize in a current market exchange.  As of November 30, 2010, the carrying value of financial instruments approximated fair value due to the short-term nature and maturity of these instruments.

   Advertising Costs

Advertising costs are charged to operations when incurred.  For the period ended November 30, 2010, the Company did not incur any advertising costs.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

   Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States of America.  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of November 30, 2010, and expenses for the period ended November 30, 2010, and cumulative from inception.  Actual results could differ from those estimates made by management.

   Fiscal Year End

The Company has designated December 31 as its fiscal year end.

(2)        Development Stage Activities and Going Concern

The Company is currently in the development stage and has engaged in limited operations.  Initial operations have included organization, acquisition of a portfolio of IP, commencement of a capital formation activity and marketing plans.  The business plan of Technis is to acquire, consolidate, and exploit technology related to intellectual property lines.

During the period from September 15, 2010, through November 30, 2010, the Company was incorporated and completed an exchange agreement for 2,000,000 shares of common stock with a related party entity to acquire a portfolio of IP Lines with an historical value of $1,361,000.  As of December 29, 2010, the shares of common stock had not been issued.  In addition, Technis commenced a capital formation activity to effect a Registration Statement on Form S-1 with the SEC, to register, on behalf of a selling stockholder 2,000,000 shares of common stock of the Company.  None of the proceeds from sale of such shares will be provided to the Company.  In addition, through the same S-1 Registration Statement, the Company intends to raise capital of up to $100,000 from a self-underwritten offering of 2,000,000 shares of newly issued common stock in the public markets at an offering price of $0.05 per share.  The Company is currently in the process of preparing the Registration Statement on Form S-1, and has not yet filed it with the SEC.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to further conduct its operations.

While management of the Company believes that it will be successful in its planned operating activities, there can be no assurance that Technis will be successful in the acquisition, consolidation, and/or exploitation of technology related to intellectual property lines that will generate sufficient revenues to sustain the operations of the Company, and earn a profit.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

The accompanying financial statements have been prepared in conformity with accounting principals generally accepted in the United States of America, which contemplate continuation of the Company as a going concern.  The Company has incurred an operating loss since inception and its cash resources are insufficient to meet its planned business objectives.  These and other factors raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

(3)        Acquisition of Intellectual Property Portfolio

Effective September 17, 2010, Technis completed its first acquisition of a portfolio of IP from Montroyal Investments Limited, a related party entity, consisting of two distinct products known as Beach Guard, and MiData, through a nonmonetary exchange of 2,000,000 shares of its common stock.  Beach Guard is a proprietary technology that allows for the surveillance of beaches through a wireless integration system.  MiData is also a proprietary technology that is a socially integrating software application suitable for use in mobile phone and wireless desktop computers.  The transaction was valued under Staff Accounting Bulletin Topic 5G, “Transfers of Nonmonetary Assets by Promoters and Shareholders” at the historical cost to develop of $1,361,000.  As of December 29, 2010, the 2,000,000 shares of common stock had not been issued.

(4)        Common Stock

The Company is authorized to issue 5,000,000 shares of $0.001 par value preferred stock, and 500,000,000 shares of $0.001 par value common stock.  All shares of common stock have equal voting rights, are non-assessable, and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50 percent of the common stock could, if they choose to do so, elect all of the Directors of the Company.

Effective September 17, 2010, the Company completed an exchange of 2,000,000 shares of its common stock, par value $0.001 per share, with Montroyal Investments Limited, a related party entity, to acquire a portfolio of IP consisting of two distinct products, with an historical value of $1,361,000.  As of December 29, 2010, the 2,000,000 shares of common stock had not been issued.  The Company intends to issue the shares of common stock before the filing of a Registration Statement on Form S-1, as described below.

In addition, Technis commenced a capital formation activity to effect a Registration Statement on Form S-1 with the SEC, to register, on behalf of a selling stockholder (to which shares of common stock had not been issued as of December 29, 2010), 2,000,000 shares of common stock of the Company.  None of the proceeds from sale of such shares will be provided to the Company.  In addition, through the same S-1 Registration Statement, the Company intends to raise capital of up to $100,000 from a self- underwritten offering of 2,000,000 shares of newly issued common stock in the public markets at an offering price of $0.05 per share.  The Company is currently in the process of preparing the Registration Statement on Form S-1, and has not yet filed it with the SEC.  The Company also intends to conduct additional capital formation activities through the issuance of its common stock and to further conduct its operations.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

(5)        Income Taxes

The provision (benefit) for income taxes for the period ended November 30, 2010, was as follows (assuming a 15 percent effective income tax rate):

Period Ended
November 30,
2010

Current Tax Provision:
Federal-
Taxable income	$ -

Total current tax provision

Deferred Tax Provision:
Federal-
Loss carryforwards	116
Change in valuation allowance	(116)

Total deferred tax provision	$ -

Technis had deferred income tax assets as of November 30, 2010, as follows:

November 30,
2010

Loss carryforwards	$ 116
Less - Valuation allowance	(116)

Total net deffered tax assets	$ -

The Company had net operating loss carryforwards for income tax reporting purposes of $774 as of November 30, 2010, that may be offset against future taxable income.  The net operating loss carryforwards begin to expire in the year 2030.  Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs or a change in the nature of the business.  Therefore, the amount available to offset future taxable income may be limited.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

No tax benefit has been reported in the financial statements for the realization of loss carryforwards, as the Company believes there is high probability that the carryforwards will not be utilized in the foreseeable future.  Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

(6)        Related Party Transactions

Effective September 17, 2010, the Company effected a nonmonetary exchange of 2,000,000 shares of its common stock, par value $0.001 per share, to Montroyal Investments Limited, a related party entity, to acquire a portfolio of IP consisting of two distinct products, with an historical value of $1,361,000.  As of December 29, 2010, the 2,000,000 shares of common stock had not been issued.

 As of November 30, 2010, there was a balance owed to a Director and officer of the Company for a working capital loan in the amount of $8,925.  The loan is non-interest bearing, unsecured, and has no specific terms of repayment.

(7)        Recent Accounting Pronouncements

On May 22, 2009, the FASB issued FASB Statement No. 164, (FASB ASC 958) “Not-for-Profit Entities: Mergers and Acquisitions”.  SFAS No. 164 (FASB ASC 958) is intended to improve the relevance, representational faithfulness, and comparability of the information that a not-for-profit entity provides in its financial reports about a combination with one or more other not-for-profit entities, businesses, or nonprofit activities.  To accomplish that, this Statement establishes principles and requirements for how a not-for-profit entity:

a.       Determines whether a combination is a merger or an acquisition.

b.      Applies the carryover method in accounting for a merger.

c.       Applies the acquisition method in accounting for an acquisition, including determining which of the combining entities is the acquirer.

d.      Determines what information to disclose to enable users of financial statements to evaluate the nature and financial effects of a merger or an acquisition.

This Statement also improves the information a not-for-profit entity provides about goodwill and other intangible assets after an acquisition by amending FASB Statement No. 142, Goodwill and Other Intangible Assets, to make it fully applicable to not-for-profit entities.

SFAS No. 164 (FASB ASC 958) is effective for mergers occurring on or after December 15, 2009, and acquisitions for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2009.  Early application is prohibited.  The management of the Company does not expect the adoption of this pronouncement to have material impact on its financial statements.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

On May 28, 2009, the FASB issued FASB Statement No. 165, (FASB ASC 855) “Subsequent Events.”  SFAS No.  165 (FASB ASC 855) establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued.  Specifically, Statement 165 (FASB ASC 855) provides:

1.      The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements.

2.      The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements.

3.      The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

In accordance with this Statement, an entity should apply the requirements to interim or annual financial periods ending after June 15, 2009.  The management of adoption of this pronouncement did not have material impact on the financial statements of the Company.

In June 2009, the FASB issued FASB Statement No. 166, (FASB ASC 860) “Accounting for Transfers of Financial Assets- an amendment of FASB Statement No, 140.”  SFAS No. 166 (FASB ASC 860) is a revision to SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” and will require more information about transfers of financial assets, including securitization transactions, and where companies have continuing exposure to the risks related to transferred financial assets.  It eliminates the concept of a “qualifying special-purpose entity,” changes the requirements for derecognizing financial assets, and requires additional disclosures.

This statement is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 167, (FASB ASC 810) "Amendments to FASB Interpretation No. 46(R).”  SFAS No. 167 (FASB ASC 810) amends certain requirements of FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” and changes how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated.  The determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance.

TECHNIS, INC.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2010

This statement is effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009.  The management of the Company does not expect the adoption of this pronouncement to have a material impact on its financial statements.

In June 2009, the FASB issued FASB Statement No. 168, (FASB ASC 105) "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles - a replacement of FASB Statement No. 162.”  SFAS No. 168 (FASB ASC 105) establishes the FASB Accounting Standards Codification (the "Codification") to become the single official source of authoritative, nongovernmental U.S. generally accepted accounting principles (“GAAP”).  The Codification did not change GAAP but reorganizes the literature.

SFAS No. 168 (FASB ASC 105) is effective for interim and annual periods ending after September 15, 2009.  The adoption of this pronouncement did not have a material impact on the financial statements of the Company.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee*	$ 9.96
Accounting fees and expenses	10,000
Legal fees and expenses	52,000
TOTAL	$ 62,009.96

* Estimated

Item 14.  Indemnification of Directors and Officers

The Company’s Directors and executive officers are indemnified as provided by the Nevada Revised Statutes Act (the “Nevada Act”) and the Company’s Bylaws.  Limitation on Liability and Indemnification of Directors and Officers under Nevada General Corporation Law a Director or officer is generally not individually liable to the corporation or its shareholders for any damages as a result of any act or failure to act in his capacity as a Director or officer, unless it is proven that:

1. his act or failure to act constituted a breach of his fiduciary duties as a Director or officer; and

2. his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

This provision is intended to afford Directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a Director or officer.  As a consequence of this provision, stockholders of ours will be unable to recover monetary damages against Directors or officers for action taken by them that may constitute negligence or gross negligence in performance of their duties unless such conduct falls within one of the foregoing exceptions.  The provision, however, does not alter the applicable standards governing a Director’s or officer’s fiduciary duty and does not eliminate or limit our right or any stockholder to obtain an injunction or any other type of non-monetary relief in the event of a breach of fiduciary duty.

7

As permitted by Nevada law, our By-Laws include a provision which provides for indemnification of a Director or officer by us against expenses, judgments, fines and amounts paid in settlement of claims against the Director or officer arising from the fact that he was an officer or Director, provided that the Director or officer acted in good faith and in a manner he or she believed to be in or not opposed to our best interests.  We have purchased insurance under a policy that insures both our Company and our officers and Directors against exposure and liability normally insured against under such policies, including exposure on the indemnities described above.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

On September 17, 2010, we agreed to issue 2,000,000 shares of common stock of Technis, Inc. to Montroyal Investments Limited related to the Intellectual Property for Beach Guard and MiData.  As of December 29, 2010, the shares of common stock had not been issued.

With respect to the issuances above, Technis, Inc. relied upon Section 4(2) of the Act for this transactions regarding the issuance of its unregistered securities.  In each instance, such reliance was based upon the fact that (i) the issuance of the shares did not involve a public offering; (ii) there were no more than 35 investors (excluding “accredited investors”); (iii) each investor who was not an accredited investor either alone or with his purchaser representative(s) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, or the issuer reasonably believes immediately prior to making any sale that such purchaser comes within this description; (iv) the offers and sales were made in compliance with Rules 501 and 502; (v) the securities were subject to Rule 144 limitation on resale; and (vi) each of the parties is a sophisticated purchaser and had full access to the information on Technis, Inc. necessary to make an informed investment decision by virtue of the due diligence conducted by the purchaser or available to the purchaser prior to the transaction.

Item 16.  Exhibits

8

Please see the exhibit index on page II-5.

Item 17.  Undertakings

The undersigned registrant hereby undertakes to:

(1)   File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)   Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii)   Include any additional or changed material information on the plan of distribution.

(2)   For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)   File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

9

(i)   Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)   Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

  SIGNATURES

10

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in New York, New York on January 3, 2011.

Technis Inc.
By:	Jack Kaye
Jack Kaye
Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director

In accordance with the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities and on the dates indicated.

Signature	Title	Date
s/ Jack Kaye Jack Kaye	Chief Executive Officer, President, Secretary, Chief Financial Officer, Treasurer, Principal Accounting Officer and Director	January 3, 2011

11

Exhibit Index

Exhibit No.	Description of Exhibit
3.1	Certificate of Incorporation of the Company (1)

3.2	By-laws of the Company (1)

5.1	Legal Opinion of Law Offices of Michael S Krome (1)

10.1	Agreement of Sale for the acquisition of Beach Guard and MiData. (1)

10.2	Amendment No. 1 to the Agreement of Sale (1)

23.1	Consent of Etania Audit Group P.C. (1)

23.2	Consent of Michael S Krome Esq. (included in exhibit 5.1)

(1)           Filed herewith

12

Exhibit 5.1

MICHAEL S. KROME, ESQ.

8 Teak Court

Lake Grove, New York 11755

(631) 737-8381

                                                                                                January 3, 2011

The Board of Directors

Technis, Inc.

140 Broadway, 46th Floor

New York, New York 10005

Gentlemen:

You have requested my opinion as counsel for Technis, Inc., a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), and the Rules and regulations promulgated thereunder, of 4,000,000 shares of the Company's common stock, par value $0.0001 per share (the “Common Stock”), offered by the Company pursuant to a Registration Statement on Form S-1 (the “Registration Statement”).

For purposes of this opinion, I have examined the Registration Statement filed with the Securities and Exchange Commission on or about the date hereof, including the prospectus, which is a part thereof (the “Prospectus”) and the exhibits thereto.  I have also been furnished with and have examined originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company, agreements, and other instruments, certificates of officers and representatives of the Company, certificates of public officials, and other documents as I have deemed it necessary to require as a basis for the opinions hereafter expressed.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the correctness of facts set forth in certificates, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatted copies, and the authenticity of the originals of such copies.

My opinions below are based upon the laws of the State of New York, the Corporation Law of the State of Nevada, including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws and the federal securities laws of the United States.

13

         Based on the foregoing, it is my opinion that

1.      The Company is duly organized and validly existing corporation under the laws of the State of Nevada, with corporate power to conduct the business it conducts in the Registration Statement;

2.      The Company has an authorized capitalization as set forth in the Registration Statement;

3.      The securities set forth in the Registration Statement for sale by the Company have been validly issued and are duly authorized by the Company, fully paid and non-assessable shares of common stock of Technis, Inc.

I consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of my name under the caption “Legal Matters” in the Prospectus.

Sincerely,

/s/ Michael S. Krome

Michael S. Krome, Esq.

14

Exhibit 23.1

ETANIA AUDIT GROUP P.C.

A Certified Public Accounting Firm

1957 West Royal Hunte Drive, Suite 150, Cedar City, Utah 84720

(435) 865-2808  •  FAX (435) 865-2821

Mr. Jack Kaye, Chief Executive Officer and Director

Technis, Inc.

140 Broadway, 46th Floor

New York, NY 10005

Dear Mr. Kaye,

CONSENT OF REGISTERED INDEPENDENT AUDITORS

We hereby consent to the incorporation in the Registration Statement of Technis, Inc. on Form S-1 of our report on the financial statements of the Company as its registered independent auditors dated December 29, 2010, as of and for the period ended November 30, 2010.  We further consent to the reference to us in the section on Experts.

Respectfully submitted,

/s/ Etania Audit Group P.C.

Cedar City, Utah,

January 5, 2011.